As filed with the Securities and Exchange Commission on October 13, 2005
Registration No. 333-70689

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

POST PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1550675 (I.R.S. Employer Identification No.)
One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327-3057
(Address, including zip code, of registrant’s principal executive offices)
Post Properties, Inc. 1995 Non-Qualified Employee Stock Purchase Plan
(Full title of plan)
David P. Stockert
President and Chief Executive Officer
Post Properties, Inc.
One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327-3057
(Name and address of agent for service)
(404) 846-5000
(Telephone number, including area code, of agent for service)
Copies to:
John J. Kelley III
King & Spalding LLP
191 Peachtree Street
Atlanta, Georgia 30303-1763
(404) 572-4600

EXPLANATORY STATEMENT: DEREGISTRATION OF SECURITIES
     On November 23, 1994, Post Properties, Inc. (the “Company”) filed a registration statement on Form S-8 (No. 33-86674) (the “First Registration Statement”) to register a total of (i) 100,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) and (ii) interests in the Post Properties, Inc. 1995 Non-Qualified Employee Stock Purchase Plan (the “Plan”) to be sold under the Plan. On January 15, 1999, the Company filed a second registration statement on Form S-8 (No. 333-70689) (the “Second Registration Statement,” and together with the First Registration Statement, the “Registration Statements”) to register an additional (i) 50,000 shares of Common Stock and (ii) interests in the Plan to be sold under the Plan. In December 2004, the Company terminated the Plan. As a result of the termination of the Plan, the Company’s obligations to maintain the effectiveness of the Registration Statements have expired. Pursuant to the undertakings contained in the Registration Statements, the Company is filing this Post-Effective Amendment No. 1 to the Second Registration Statement to deregister all of the shares of common stock and all of the interests in the Plan registered for sale under the Plan that remained unsold as of the date of termination.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 13th day of October, 2005.

POST PROPERTIES, INC.
By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of the 13th day of October, 2005.

Signature	Title

/s/ Robert C. Goddard, III Robert C. Goddard, III	Chairman of the Board and Director
/s/ David P. Stockert David P. Stockert	President, Chief Executive Officer and a Director (Principal Executive Officer)
/s/ Christopher J. Papa Christopher J. Papa	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Arthur J. Quirk Arthur J. Quirk	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Herschel M. Bloom Herschel M. Bloom	Director
/s/ Douglas Crocker II Douglas Crocker II	Director
/s/ Walter M. Deriso Walter M. Deriso	Director
/s/ Russell R. French Russell R. French	Director

Signature	Title
/s/ Nicholas B. Paumgarten Nicholas B. Paumgarten	Director
/s/ Charles E. Rice Charles E. Rice	Director
/s/ Ronald de Waal Ronald de Waal	Director

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